FOR IMMEDIATE RELEASE:

Investor Contact:
Tom Line—Chief Financial Officer
614-255-5989 (tline@diamond-hill.com)
Media Contact:
Lara Hoffmans—Managing Director-Marketing
614-255-5550 (lhoffmans@diamond-hill.com)

DIAMOND HILL INVESTMENT GROUP, INC.
REPORTS 2020 FINANCIAL RESULTS AND DECLARES FIRST QUARTER DIVIDEND

    COLUMBUS, OHIO - February 25, 2021 - Diamond Hill Investment Group, Inc. (Diamond Hill) (NASDAQ:DHIL) today reported results for the fourth quarter of 2020 and the year ended December 31, 2020. The Company derives its consolidated revenue and net income from investment advisory and fund administration services provided by its subsidiary, Diamond Hill Capital Management, Inc. (DHCM).

The following are selected highlights for the year ended December 31, 2020:

•Assets under management were $26.4 billion, compared with $23.4 billion for the year-earlier period. The increase was due to net client inflows and market appreciation.
•Average assets under management for the year were $21.9 billion, significantly lower than where DHCM started or ended 2020, due primarily to the severe market downturn at the end of the first quarter.
•Net client inflows were $1.5 billion for the year, including more than $900 million in the fourth quarter.
•Revenue was $126.4 million, down 7% from $136.6 million in 2019, primarily due to an increase in the mix of assets held in lower fee strategies.
•Operating profit margin was 36% versus 35% in 2019. Operating profit margin, as adjusted6, was 38% in 2020 and 39% in 2019.
•Net income attributable to common shareholders was $38.7 million, down from $55.0 million in 2019, primarily due to the decrease in revenues and less market appreciation on DHCM's investments year-over-year.
•Earnings per common share-diluted was $12.03 in 2020 compared to $15.99 in 2019.
•Diamond Hill returned a total of $56.6 million to our shareholders. The Company paid a $12.00 per share dividend totaling $38.0 million and repurchased 5% of its outstanding shares, totaling $18.6 million.
•Total cash and corporate investments held directly by DHCM were $184.1 million, or $58.08 per share, up from $56.82 per share at the end of 2019.

“Amid the ongoing health crisis and a tough market environment, we are pleased with the resiliency of our business,” said Heather Brilliant, CFA, President and CEO. “Operating results were negatively impacted by the severe market downturn in response to the pandemic, as well as a mix shift into lower fee strategies. However, we believe our higher assets under management at year end and positive client flows speaks to the quality experience our investment team and associates deliver for clients.”

“On February 3, 2021, we announced that Diamond Hill has entered into a definitive agreement to enable Brandywine Global to acquire the business of Diamond Hill’s high yield-focused High Yield and Corporate Credit Funds,” Brilliant added. “Though we are moving away from high yield corporate credit strategies, we continue to expand our capabilities and develop new, long-term oriented investment offerings that meet client objectives and align with our investment principles. We are looking forward to new launches this year of alpha-generating strategies that leverage our competitive strengths, including adding our Large Cap Concentrated strategy as a new fund in our Diamond Hill Funds lineup, a micro-cap offering that will
325 John H. McConnell Blvd, Suite 200, Columbus, Ohio 43215 614-255-3333 info@diamond-hill.com leverage our expertise in evaluating companies down the market-cap spectrum, and the expansion of our fixed income capabilities with additional securitized bond strategies.”

Dividend:

Diamond Hill also announced today that its board of directors has approved a payment of a quarterly cash dividend of $1.00 per share. The dividend will be paid on March 19, 2021, to our shareholders of record as of March 11, 2021.

Selected Income Statement Data
(in thousands, except per share figures and percentages)

	Three Months Ended December 31,			Year Ended December 31,
	2020	2019	% Change	2020	2019	% Change
Revenue	35,037	35,908	(2)%	126,388	136,624	(7)%
Compensation and related costs, excluding deferred compensation expense	16,613	16,651	—%	58,292	60,264	(3)%
Deferred compensation expense (benefit)	4,588	1,925	NM	2,219	5,977	NM
Other Expenses	5,761	5,368	7%	20,339	22,448	(9)%
Total operating expenses	26,962	23,944	13%	80,850	88,689	(9)%
Net operating income	8,075	11,964	(33)%	45,538	47,935	(5)%
Investment income, net	12,367	6,880		6,585	30,507
Net income before taxes	20,442	18,844	8%	52,123	78,442	(34)%
Income tax expense	(4,529)	(4,321)	5%	(13,958)	(18,688)	(25)%
Net income	$15,913	$14,523	10%	$38,165	$59,754	(36)%
Net loss (income) attributable to redeemable noncontrolling interest	(1,549)	(1,109)	40%	496	(4,795)	(110)%
Net income attributable to common shareholders	$14,364	$13,414	7%	$38,661	$54,959	(30)%

Earnings per share attributable to common shareholders - diluted	$4.54	$3.99	14%	$12.03	$15.99	(25)%

Selected Balance Sheet Data
(in thousands, except per share figures)

	December 31,
	2020	2019
Total cash and corporate investments held directly by DHCM	$184,055	$187,189
Shareholders’ equity	184,081	192,856
Book value per share	$58.09	$58.54
Cash and corporate investments per share	$58.08	$56.82

325 John H. McConnell Blvd, Suite 200, Columbus, Ohio 43215 614-255-3333 info@diamond-hill.com

	Change in Assets Under Management
	For the Year Ended December 31,
(in millions)	2020	2019
AUM at beginning of the year	$23,399	$19,108
Net cash inflows (outflows)
proprietary funds	879	(499)
sub-advised funds	713	216
separately managed accounts	(63)	(394)
	1,529	(677)
Net market appreciation and income	1,483	4,968
Increase during the year	3,012	4,291
AUM at end of the year	$26,411	$23,399

Average AUM during the year	21,907	21,653

	Net Cash Inflows (Outflows) Further Breakdown For the Year Ended December 31,
(in millions)	2020	2019
Net cash inflows (outflows)
Equity	$(284)	$(1,515)
Fixed Income	1,813	838
	$1,529	$(677)

About Diamond Hill:
Diamond Hill invests on behalf of clients through a shared commitment to its valuation-driven investment principles, long-term perspective, capacity discipline and client alignment. An independent active asset manager with significant employee ownership, Diamond Hill’s investment strategies include differentiated U.S. and international equity, alternative long-short equity and fixed income. As of January 31, 2021, Diamond Hill had $26.3 billion in assets under management. For more information visit www.diamond-hill.com.
325 John H. McConnell Blvd, Suite 200, Columbus, Ohio 43215 614-255-3333 info@diamond-hill.com

Use of Supplemental Data as Non-GAAP Performance Measures
As supplemental information, Diamond Hill is providing performance measures that are based on methodologies other than U.S. generally accepted accounting principles (“non-GAAP”). Management believes the non-GAAP measures below are useful measures of its core business activities, are important metrics in estimating the value of an asset management business, and may enable more appropriate peer comparisons. These non-GAAP measures should not be used as a substitute for financial measures calculated in accordance with U.S. generally accepted accounting principles (“GAAP”) and may be calculated differently by other companies. The following schedule reconciles GAAP measures to non-GAAP measures for the years ended December 31, 2020 and 2019, respectively.

	Year Ended December 31,
(in thousands, except percentages and per share data)	2020	2019
Total revenue	$126,388	$136,624

Net operating income, GAAP basis	$45,538	$47,935
Non-GAAP adjustments:
Gains on deferred compensation plan investments, net(1)	2,219	5,977
Net operating income, as adjusted, non-GAAP basis(2)	47,757	53,912
Non-GAAP adjustments:
Tax provision on net operating income, as adjusted, non-GAAP basis(3)	(12,668)	(13,680)
Net operating income, as adjusted, after tax, non-GAAP basis(4)	$35,089	$40,232

Net operating income, as adjusted after tax per diluted share, non-GAAP basis(5)	$10.91	$11.71
Diluted weighted average shares outstanding, GAAP basis	3,215	3,437

Operating profit margin, GAAP basis	36%	35%
Operating profit margin, as adjusted, non-GAAP basis(6)	38%	39%

(1) Gains on deferred compensation plan investments, net: The gain on deferred compensation plan investments, which increases deferred compensation expense included in operating income, is removed from operating income in the calculation because it is offset by an equal amount in investment income below net operating income on the income statement, and thus has no impact on net income attributable to Diamond Hill.
(2) Net operating income, as adjusted: This non-GAAP measure represents our net operating income adjusted to exclude the impact on compensation expense of gains and losses on investments in the deferred compensation plan.
(3) Tax provision on net operating income, as adjusted: This non-GAAP measure represents the tax provision excluding the impact of investment related activity and is calculated by applying the unconsolidated effective tax rate to net operating income, as adjusted.
(4) Net operating income, as adjusted, after tax: This non-GAAP measure deducts from the net operating income, as adjusted, the tax provision on net operating income, as adjusted.
(5) Net operating income, as adjusted after tax per diluted share: This non-GAAP measure was calculated by dividing the net operating income, as adjusted after tax, by diluted weighted average shares outstanding.
(6) Operating profit margin, as adjusted: This non-GAAP measure was calculated by dividing the net operating income, as adjusted, by total revenue.

Diamond Hill does not promote that investors consider the above non-GAAP financial measures alone, or as a substitute for, financial information prepared in accordance with GAAP.
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Forward-Looking Statements
Throughout this press release, Diamond Hill may make forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the
325 John H. McConnell Blvd, Suite 200, Columbus, Ohio 43215 614-255-3333 info@diamond-hill.com

Securities Exchange Act of 1934, as amended, relating to such matters as anticipated operating results, prospects and levels of assets under management, technological developments, economic trends (including interest rates and market volatility), expected transactions and similar matters. The words “believe,” “expect,” “anticipate,” “estimate,” “should,” “hope,” “seek,” “plan,” “intend” and similar expressions identify forward-looking statements that speak only as of the date thereof. While we believe that the assumptions underlying our forward-looking statements are reasonable, investors are cautioned that any of the assumptions could prove to be inaccurate and, accordingly, our actual results and experiences could differ materially from the anticipated results or other expectations expressed in our forward-looking statements.

Factors that could cause our actual results to differ materially from the results referred to in the forward-looking statements are discussed under "Item 1A. Risk Factors" and elsewhere in our Annual Report on Form 10-K for the fiscal year ended
December 31, 2020. These factors include, but are not limited to: the adverse effect from a decline in the securities markets; a decline in the performance of our products; the effect of national, regional and global economic conditions generally, including the effects of the COVID-19 pandemic and the actions taken in connection therewith; political uncertainty caused by, among other things, political parties, economic nationalist sentiments, and tensions surrounding the current socioeconomic landscape; changes in interest rates; changes in national and local economic and political conditions, the continuing economic uncertainty in various parts of the world; changes in government policy and regulation, including monetary policy; changes in our ability to attract or retain key employees; unforeseen costs and other effects related to legal proceedings or investigations of governmental and self-regulatory organizations; and other risks identified from time-to-time in other public documents on file with the Securities and Exchange Commission.

In light of the significant uncertainties in the forward-looking statements included herein, the inclusion of such information should not be regarded as a representation by Diamond Hill or any other persons, that our objectives and plans will be achieved.
All forward-looking statements made in this press release are based on information presently available to the management of Diamond Hill and speak only as of the date on which they are made. We assume no obligation to update any forward-looking statements, whether as a result of new information, future developments or otherwise, except as may be required by law.

325 John H. McConnell Blvd, Suite 200, Columbus, Ohio 43215 614-255-3333 info@diamond-hill.com